FHLBank Topeka Announces 2013 Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2013 Member and Independent Director Election. Elections for Member Directorships were conducted in Colorado and Oklahoma and elections for Independent Directorships were conducted district-wide. Please find the official report of election below. Four directors were elected to FHLBank’s board of directors, each of whom is an incumbent:

Independent Director Election

•	Andrew C. Hove, Jr., NeighborWorks Lincoln (Public Interest Directorship)

•	Richard S. Masinton, CFO and Executive Vice President, Quinn Capital, LLC

Member Director Election

•	James R. Hamby, CEO, Vision Bank, n.a., Ada, Oklahoma

•	Mark J. O’Connor, Vice President, FirstBank, Lakewood, Colorado

Mr. Hove became a director of FHLBank in April 2007. Mr. Hove, who previously served as vice chairman as well as acting chairman of the Federal Deposit Insurance Corporation, has extensive banking and regulatory experience as well as experience representing consumer and community interests in credit needs and housing through the Neighborhood Reinvestment Corporation (now NeighborWorks America) and NeighborWorks Lincoln.

Mr. Masinton became a director of FHLBank in April 2007. Mr. Masinton, currently CFO and Executive Vice President of Quinn Capital, LLC, was previously Executive Vice President of Russell Stover Candies.

Mr. Hamby served as a director of FHLBank from January 1995 through December 2001. He was again elected to the board of directors for a term commencing January 2007 and has served as a director since that time. Mr. Hamby has been CEO of Vision Bank, n.a., Ada, Oklahoma, since 1990.

Mr. O’Connor became a director of FHLBank in May 2011. Mr. O’Connor currently serves as Vice President of FirstBank, Lakewood, Colorado, and has served as Senior Vice President, FirstBank Holding Company, since 2002.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. In order to be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. In order to be elected, the Independent Directors were required to receive at least 20 percent of the number of votes eligible to be cast in the election. Messrs. Hove and Masinton each received the required number of votes, with Mr. Hove receiving 42.2 percent of the votes eligible to be cast and Mr. Masinton receiving 40.7 percent of the votes eligible to be cast.

Questions about director elections should be directed to Patrick C. Doran, Senior Vice President and General Counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2013 Federal Home Loan Bank of Topeka
Member and Independent Director Election Results

Member Director Elections

Colorado
Total Number of Eligible Votes per Candidate – 383,402
Eligible Voting Members – 122
Total Number of Members Voting – 61

Elected – Mark J. O’Connor, Vice President, FirstBank, Lakewood, CO
Total Votes Cast for Mr. O’Connor – 171,139
Expiration of Term – December 31, 2017

John A. Sneed, CEO, FMS Bank, Fort Morgan, CO
Total Votes Cast for Mr. Sneed – 69,174

Oklahoma
Elected – James R. Hamby, CEO, Vision Bank, n.a., Ada, Oklahoma
Expiration of Term – December 31, 2017

Mr. Hamby was deemed elected on September 20, 2013, because only one nominee, Mr. Hamby, accepted nomination for the one member directorship up for election in Oklahoma in 2013.

Independent Director Elections

Tenth District
Total Number of Eligible Votes per Candidate – 2,874,024
Eligible Voting Members – 818

Elected – Andrew C. Hove, Jr., NeighborWorks Lincoln
Total Votes Cast for Mr. Hove – 1,213,106
Total Number of Members Voting for Mr. Hove – 300
Public Interest Director – Yes
Consumer or Community Interest Represented – Credit Needs and Housing
Qualifications – Mr. Hove served eight years as a board member of the Neighborhood Reinvestment Corporation (now known as NeighborWorks America) and currently serves on the board of NeighborWorks Lincoln.
Expiration of Term – December 31, 2017

Elected – Richard S. Masinton, CFO and Executive Vice President, Quinn Capital, LLC
Total Votes Cast for Mr. Masinton – 1,170,043
Total Number of Members Voting for Mr. Masinton – 287
Public Interest Director – No
Qualifications – Mr. Masinton has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development, and risk management practices.
Expiration of Term – December 31, 2017